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                                                                     EXHIBIT 4.4

                             CERTIFICATE OF TRUST
                                      OF
                       EAST WEST BANCORP CAPITAL TRUST I

          This Certificate of Trust is being executed as of _____ __, 2000 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Act").
              --------               -- ----

          The undersigned hereby certifies as follows:

          1.  Name.  The name of the business trust is "East West Bancorp
              ----
Capital Trust I" (the "Trust").

          2.  Delaware Trustee.  The name and business address of the Delaware
              ----------------
trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

          ______________
          ______________
          ______________
          ______________

          3.  Effective.  This Certificate of Trust shall be effective
              ---------
immediately upon filing in the Office of the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                         _____________________________,
                           as Delaware Trustee

                         By:  __________________________________
                              Name:_____________________________
                              Title:____________________________

                         ADMINISTRATIVE TRUSTEES

                         ______________________
                         Name: Dominic Ng

                         _____________________
                         Name: Julia Gouw

                         _______________________
                         Name: Douglas Krause